EXHIBIT 2.2
                                                                     -----------

                                  I-TRAX, INC.
                              WC ACQUISITION, INC.
                                One Logan Square
                         130 N. 18th Street, Suite 2615
                             Philadelphia, PA 19103



                                                              February 5, 2002

WellComm Group, Inc.
John Blazek
Carol Rehtmeyer
3333 N. 107th
Omaha, NE  68134

         Re: Merger Agreement dated as of January 28, 2002 by and among
             I-trax, Inc., WC Acquisition, Inc., WellComm Group, Inc. and each of John Blazek and Carol Rehtmeyer
             ----------------------------------------------------------

Ladies and Gentlemen:

          Reference is made to the above referenced Merger Agreement ("Merger Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement.

          On the date hereof the Parties are affecting the Closing of the Merger. In connection with the Closing and as a condition thereto, the Parties hereby desire to amend the Merger Agreement in the manner provided below. Accordingly, the Parties, intending to be legally bound, hereby acknowledge and agree as follows:

          1. Section 2(e)(ii) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

          (ii) Articles of Incorporation. The Articles of Incorporation of WellComm in effect at and as of the Effective Time will remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Initial Merger.

          2. The first sentence of Section 2(k)(i) of the Merger Agreement is hereby amended by changing the reference therein from "February 4, 2002" to "February 6, 2002".

          3. I-trax hereby waives the condition to Closing set forth in Section 6(a)(ii) of the Merger Agreement.

          Except as set forth in this amendment, the Merger Agreement shall remain in full force and effect and references in the Merger Agreement to "this Agreement", "the Agreement", "hereunder", "herein", "hereof" and words of like effect shall mean the Merger Agreement as amended by this amendment. This amendment may be executed in one or more counterparts and/or by facsimile, all of which taken together shall constitute one instrument.

                   [Signatures appear on the following page.]

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          If this agreement is acceptable to WellComm and each of the WellComm
Principals, please signify in the space provided below.

                                             Sincerely,

I-TRAX, INC.                                 WC ACQUISITION, INC.


/s/ Frank A. Martin                          /s/ Frank A. Martin
-----------------------------------         -----------------------------------
Name: Frank A. Martin                        Name: Frank A. Martin
Title: President and CEO                     Title: President and CEO



Accepted, Acknowledged
 and Agreed to:

WELLCOMM GROUP, INC.


By: /s/ Carol Rehtmeyer
    -------------------------------
         Carol Rehtmeyer
         President


/s/ John Blazek
-----------------------------------
JOHN BLAZEK



/s/ Carol Rehtmeyer
-----------------------------------
CAROL REHTMEYER


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